EXHIBIT 12

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D, dated the date hereof, with respect to the shares of common stock of Diamond Resorts International, Inc., is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to, and in accordance with, the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:   August 5, 2013

GUGGENHEIM CAPITAL, LLC
By:	/s/ Robert Saperstein
Name:	Robert Saperstein
Title:	Managing Director

GUGGENHEIM PARTNERS, LLC
By:	Guggenheim Capital, LLC, parent company
By:	/s/ Robert Saperstein
Name:	Robert Saperstein
Title:	Managing Director

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT HOLDINGS, LLC
By:	Guggenheim Capital, LLC, parent company
By:	/s/ Robert Saperstein
Name:	Robert Saperstein
Title:	Managing Director

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC
By:	Guggenheim Capital, LLC, parent company
By:	/s/ Robert Saperstein
Name:	Robert Saperstein
Title:	Managing Director